Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-210313) on Form S-1 of the Frontier Funds of our reports dated April 26, 2019 and March 31, 2019 relating to our:

●	Audits of the financial statements of the Frontier Diversified Fund, Frontier Long/Short Commodity Fund, Frontier Masters Fund, Frontier Balanced Fund, Frontier Select Fund, Frontier Winton Fund, and Frontier Heritage Fund of the Frontier Funds,

●	Audits of the financial statements of the Frontier Trading Company I, LLC, Frontier Trading Company II, LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC, and Frontier Trading Company XXXIX, LLC,

●	Audit of the consolidated financial statements of the Frontier Funds,

●	Audits of the financial statements of Galaxy Plus Fund—FORT Contrarian Feeder Fund (510) LLC, Galaxy Plus Fund—Emil van Essen STP Feeder Fund (516) LLC, Galaxy Plus Fund—Quest Feeder Fund (517) LLC, Galaxy Plus Fund—LRR Feeder Fund (522) LLC, Galaxy Plus Fund—QIM Feeder Fund (526) LLC, Galaxy Plus Fund—Quantmetrics Feeder Fund (527) LLC, Galaxy Plus Fund—Doherty Feeder Fund (528) LLC, Galaxy Plus Fund—TT Feeder Fund (531) LLC, Galaxy Plus Fund—Aspect Feeder Fund (532) LLC, Galaxy Plus Fund—Quest FIT Feeder Fund (535) LLC, Galaxy Plus Fund—Welton GDP Feeder Fund (538) LLC, and

●	Audits of the financial statements of Galaxy Plus Fund – FORT Contrarian Master Fund (510) LLC, Galaxy Plus Fund – Emil van Essen STP Master Fund (516) LLC, Galaxy Plus Fund – Quest Master Fund (517) LLC, Galaxy Plus Fund – LRR Master Fund (522) LLC, Galaxy Plus Fund – QIM Master Fund (526) LLC, Galaxy Plus Fund – Quantmetrics Master Fund (527) LLC, Galaxy Plus Fund – Doherty Master Fund (528) LLC, Galaxy Plus Fund – TT Master Fund (531) LLC, Galaxy Plus Fund – Aspect Master Fund (532) LLC, Galaxy Plus Fund – Quest FIT Master Fund (535) LLC, and Galaxy Plus Fund – Welton GDP Master Fund (538) LLC,

included in the Annual Report on Form 10-K of the Frontier Funds for the year ended December 31, 2018.

/s/ RSM US LLP

Denver, Colorado

April 26, 2019